UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:

☐  Preliminary information statement
☐  Confidential, for use of the Commission only (as permitted by Rule 14c-6(d)(2))
☒  Definitive information statement

BILL THE BUTCHER, INC.
(Name of Registrant as specified in Its Charter)

Payment of filing fee (check the appropriate box):
☒ No fee required
☐  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
(1)  Title of each class of securities to which transaction applies:
(2)  Aggregate number of securities to which transaction applies:
(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4)  Proposed maximum aggregate value of transaction:
(5)  Total fee paid:
☐  Fee paid previously with preliminary materials.
☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the form or schedule and the date of its filing.
(1)           Amount previously paid:
(2)           Form, schedule or registration statement no.:
(3)           Filing party:
(4)           Date filed:

BILL THE BUTCHER, INC.
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
HELD BY MAJORITY WRITTEN CONSENT

TO ALL STOCKHOLDERS OF BILL THE BUTCHER, INC.:

NOTICE IS HEREBY GIVEN to you as a stockholder of record of Bill the Butcher, Inc., a Nevada corporation, that a Majority Written Consent in Lieu of a Special Meeting of Stockholders (the “Written Consent”) has been executed and will be effective 20 days from the date of mailing this Information Statement to you.  The Written Consent authorizes the filing of a Certificate of Amendment to our Articles of Incorporation to increase the number of authorized shares of our Class A common stock, par value $0.001 per share (our “Common Stock”), from 70,000,000 to 195,000,000.

The required consent of at least a majority of the voting power allocated to our voting shares was given for the action listed above.

Our sole director believes it would not be in the best interests of our company and our stockholders to incur the costs of holding a special meeting or of soliciting proxies or consents from additional stockholders in connection with these actions.

The sole director has fixed the close of business on May 31, 2013 as the record date (the “Record Date”) for the determination of stockholders who are entitled to receive this Information Statement, which is expected to be first mailed on or about June 13, 2013.  Stockholders are not entitled to dissenters’ rights of appraisal under the Nevada Revised Statutes, our Articles of Incorporation or our Bylaws with respect to the matter being authorized.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INFORMATION STATEMENT

BILL THE BUTCHER, INC.
24 Roy Street #16
Seattle, Washington 98109

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This information statement is being furnished on or about June 13, 2013 by the sole director of Bill the Butcher, Inc., a Nevada corporation, to the holders of record of our issued and outstanding Class A common stock, par value $0.001 (“Common Stock”) and our issued and outstanding shares of Series A Preferred Stock (“Series A Preferred,” and together with the Common Stock, the “Voting Shares”) as of the close of business on May 31, 2013 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  On May 31, 2013, our sole director deemed it in our best interest to increase the number of authorized shares of our Common Stock, and pursuant to Nevada Revised Statutes Section 78.390 approved the filing of a Certificate of Amendment to our Articles of Incorporation to increase the number of authorized shares of our Common Stock from 70,000,000 to 195,000,000 (the “Amendment” attached hereto as Exhibit A), subject to stockholder approval.

Pursuant to our Bylaws (our “Bylaws”) and Nevada Revised Statutes Section 78.320, a vote by the holders of at least a majority of voting power allocated to the Voting Shares is required to approve and authorize the Amendment.  As of the Record Date, there were 53,850,404 shares of Common Stock outstanding, with one vote per share, and 2,000,000 shares of our Series A Preferred Stock outstanding, with ten votes per share.

We are providing notice to our stockholders that J’Amy Owens, our sole officer and director, holding an aggregate of 26,995,271 shares of Common Stock and 2,000,000 shares of Series A Preferred, representing in aggregate 53.5% of the voting power allocated to our Voting Shares, as of the Record Date took action to authorize and approve the Amendment by Majority Written Consent in Lieu of a Special Meeting of Stockholders (the “Written Consent”) to be effective 20 days from the date of our mailing this Information Statement to you.

Under Section 78.320 of the Nevada Revised Statutes, the written consent of stockholders holding a majority of the voting power allocated to our Voting Shares may be substituted for a special meeting of the stockholders.  Based on the foregoing and in order to eliminate the costs involved in holding a special meeting, our sole director has determined not to call a Special Meeting of Stockholders.

We will only deliver one copy of this Information Statement to multiple security holders sharing an address unless we have received contrary instructions from one or more of the security holders.  Upon written or oral request, we will promptly deliver a separate copy of this Information Statement and our Annual Report and any future annual reports and Information Statements to any security holder at a shared address to which a single copy of this Information Statement and our Annual Report was delivered, or deliver a single copy of this Information Statement and any future annual reports and Information Statements to any security holder or holders sharing an address to which multiple copies are now delivered.  You should direct any such requests to J’Amy Owens at (206) 453-4418 or to Bill the Butcher, Inc., 24 Roy Street #16, Seattle, Washington 98109, Attn: J’Amy Owens.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the Record Date, the number of shares of Common Stock and Series A Preferred owned of record and beneficially by our current executive officers, directors and persons who hold 5% or more of the outstanding shares of Common Stock of us, and all of our current directors and executive officers as a group.  Except as otherwise indicated and subject to applicable community property laws, each owner has sole voting and investment power with respect to the securities listed.  Further, unless otherwise indicated, each director’s, officer’s and beneficial owner’s  address is c/o Bill the Butcher, Inc., 24 Roy Street #16, Seattle, Washington 98109, Attn: J’Amy Owens.

Name	Shares of Common Stock		Percentage of Class1	Shares of Series A Preferred	Percentage of Class2

J'Amy Owens, Chairman, Chief Executive Officer, Chief Financial Officer, Secretary, Sole Director	19,525,271	3	36.3%	2,000,000	100.0%
All Directors and Named Executive Officers as a Group (1 Person)	19,525,271		36.3%	2,000,000	100.0%
William Von Schneidau PO Box 743 Woodville, WA 98072	6,270,000		11.6%	-0-	-0-%
Lawrence Biggs 703 Pier Ave #B382 Hermosa Beach, CA 90254	2,992,708	4	5.6%	-0-	-0-%

1 Based on 53,850,404 shares of Common Stock outstanding as of the Record Date.  Under Rule 13d-3(d) of the Exchange Act, shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days by a person are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.
2 Based on 2,000,000 shares of Series A Preferred outstanding as of the Record Date.  Under Rule 13d-3(d) of the Exchange Act, shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days by a person are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.
3 Includes 5,372,068 shares owned by four other stockholders that Ms. Owens has the right to vote pursuant to a Voting Agreement and Irrevocable Proxy.
4 Based on 53,850,404 shares of Common Stock outstanding as of the Record Date.  Under Rule 13d-3(d) of the Exchange Act, shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days by a person are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

ITEM 1 – AMENDMENT OF OUR ARTICLES OF INCORPORATION

On May 31, 2013, our sole director approved by unanimous written consent the Amendment, subject to stockholder approval, amending our Articles of Incorporation to increase the authorized number of shares of Common Stock from 70,000,000 to 195,000,000.  Approval for the Amendment was obtained through the Written Consent.

EFFECT OF THE AMENDMENT

The Amendment increases the authorized number of shares of Common Stock.  This increase could have a number of effects on our stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares.  The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of us more difficult.

PURPOSE OF THE AMENDMENT

The Amendment to increase the authorized number of shares of Common Stock is being made, in part, to enable us to satisfy the reserved but unissued requirements of our currently outstanding Series A Preferred, warrants, options and convertible notes.  The Amendment will also provide us with more flexibility and opportunities to conduct equity financings and acquisitions, and to satisfy reserved but unissued requirements of warrants, options and convertible notes that may be issued in future financing activities.  We plan to issue a portion of the newly available authorized shares of Common Stock in a future financing, which may be for (i) shares of Common Stock; (ii) equity or debt securities convertible into or exercisable for shares of Common Stock; or (iii) any combination of (i) and (ii).  As of the date of this Information Statement, we have not determined the form or terms of any such offering, and have not entered into any written plans, proposals or arrangements, to issue any of the newly available authorized shares of Common Stock in any such future financings.

It is necessary to satisfy the reserve requirements of our currently outstanding Series A Preferred, warrants, options and convertible notes to issue authorized shares of Common Stock upon the exercise of conversion on such securities.  Failure to do so could subject us to costly litigation.  We also believe that it is desirable to have additional authorized shares of Common Stock available for possible future financings, possible future acquisition transactions, and other general corporate purposes.  We believe that having such additional authorized shares available for issuance in the future will give us greater flexibility and may allow such shares to be issued without the expense and delay of a special stockholders’ meeting or obtaining written consents to amend the articles of incorporation to increase authorized capital at such later date.  Although such issuance of additional shares with respect to future financings and acquisitions would dilute existing stockholders, we believe that such transactions would increase stockholder value.  The increase in authorized Common Stock will not have any immediate effect on the rights of existing stockholders.

Dated: June 13, 2013                                            By Order of the Board of Directors

____________________________
J’Amy Owens
Chairman, Chief Executive Officer, Chief Financial Officer, Secretary, Sole Director

 EXHIBIT A

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION

090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Bill the Butcher, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

"3. Shares" is hereby amended to state that the total number of shares with par value shall be 200,000,000 shares with par value of $0.001 per share.

The second paragraph to "4. Authorized Shares" is hereby deleted and replaced in its entirety to state as follows: that the total authorized shares of Class A Common Stock of the Par Value of $0.001 shall be 195,000,000.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 53.5%

4. Effective date and time of filing: (optional) Date: 07/03/2013 Time: 12:01 a.m.

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 8-31-11

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